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                                                                    EXHIBIT 99.1

                         CENTERPOINT ENERGY SAVINGS PLAN

               (As Amended and Restated Effective January 1, 2005)

                                 First Amendment

          WHEREAS, CenterPoint Energy, Inc., a Texas corporation (the "Company"), having reserved the right under Section 10.3 of the CenterPoint Energy Savings Plan, as amended and restated effective as of January 1, 2005 (the "Plan"), to amend the Plan, does hereby amend the Plan, effective as of the dates set forth herein, as follows:

          1. Effective as of December 29, 2006, the last sentence in the definition of "Investment Fund" in Article I of the Plan is hereby amended to read as follows:

     "The foregoing notwithstanding, the term 'Investment Fund' shall not include, or refer to, the ESOP Company Stock Fund."

          2. Effective as of December 29, 2006, the definition of "REI Stock" in
Article I of the Plan is hereby deleted and all affected provisions of the Plan are hereby amended accordingly.

          3. Effective as of December 29, 2006, the definition of "REI Stock Fund" in Article I of the Plan is hereby deleted and all affected provisions of the Plan are hereby amended accordingly.

          4. Effective as of December 29, 2006, the definition of "Stock Funds" in Article I of the Plan is hereby deleted and all affected references in the Plan are hereby amended accordingly.

          5. Effective as of January 1, 2006, Section 2.7(j) of the Plan is hereby amended to read as follows:

          "(j) In the event of any share split, share dividend or combination of outstanding shares of Company Stock or REI Stock, as applicable, to determine the appropriate allocation of shares of each such stock to the portion of the Accounts


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     maintained for the Participants that are invested in such stock, pursuant to the applicable stock fund, and to determine the appropriate number of shares distributable to a Participant under Section 6.5 hereof immediately following such share split, share dividend or combination so as to effectuate the intent and purpose of the Plan; provided, however, that:

               (1) the Committee shall not be authorized or otherwise able to
          (A) amend, modify, restrict, suspend or limit investment in, or terminate, the ESOP Company Stock Fund or REI Stock Fund or (B) amend, modify or terminate any provision of the Plan or Trust related to the administration or availability for investment of the Stock Funds; and

               (2) on December 29, 2006, the REI Stock Fund shall be terminated, and all assets therein liquidated, in accordance with the directions of the Committee, and, to the extent a Participant has not timely directed how any amounts in his Account invested in the REI Stock Fund on December 29, 2006, are to be invested, then the proceeds from such liquidation shall be invested in the Stable Value Fund or such other Investment Fund as determined by the Committee (subject to the Participant's subsequent investment direction pursuant to Section 8.1 with respect to such proceeds);"

          6. Effective as of December 29, 2006, Section 2.7(j) of the Plan is hereby amended to read as follows:

          "(j) In the event of any share split, share dividend or combination of outstanding shares of Company Stock, to determine the appropriate allocation of shares of such stock to the portion of the Accounts maintained for the Participants that are invested in such stock, pursuant to the ESOP Company Stock Fund, and to determine the appropriate number of shares distributable to a Participant under Section 6.5 hereof immediately following such share split, share dividend or combination so as to effectuate the intent and purpose of the Plan; provided, however, that the Committee shall not be authorized or otherwise able to (1) amend, modify, restrict, suspend or limit investment in, or terminate, the ESOP Company Stock Fund or (2) amend, modify or terminate any provision of the Plan or Trust related to the administration or availability for investment of the ESOP Company Stock Fund;"

          7. Effective as of December 29, 2006, Section 5.1(a) of the Plan is hereby amended to read as follows:

          "(a) Accounts for Participants. Accounts shall be maintained for a Participant as may be appropriate from time to time to reflect his interest in the ESOP Company Stock Fund and the Investment Funds in which he may be participating at any time, as provided under Section 8.1. The interest in the


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          Investment Funds and the ESOP Company Stock Fund attributable to the
          Pre-Tax Contributions, After-Tax Contributions, Employer Matching Contributions and Rollover Contributions made by or on behalf of a Participant under the Plan and Prior Plan shall be reflected in a Pre-Tax Contribution Account, After-Tax Contribution Account, Employer Matching Account and Rollover Account for the Participant, respectively. A Prior Plan Account shall be maintained for a Participant, as applicable, as may be appropriate from time to time to reflect his interest in the ESOP Company Stock Fund and the Investment Funds in which he may be participating at any time, as provided under
          Section 8.1."

          8. Effective as of December 29, 2006, the second sentence in Section
5.2 of the Plan is hereby amended to read as follows:

     "For the purposes of each such valuation, the assets of each Investment Fund and the ESOP Company Stock Fund shall be valued at their respective current market values, and the amount of any obligations for which the Investment Fund or ESOP Company Stock Fund may be liable, as shown on the books of the Trustee, shall be deducted from the total value of the assets."

          9. Effective as of December 29, 2006, Section 5.3(d)(i) of the Plan is hereby amended to read as follows:

          "(i) Earnings of the Investment Funds and ESOP Company Stock Fund: The earnings (or loss) of each Investment Fund and the ESOP Company Stock Fund since the preceding Valuation Date (including the appreciation or depreciation in value of the assets of the fund) shall be allocated to the Accounts of Participants (other than a terminated Participant's Accounts which have become current obligations of the Investment Fund) in proportion to the balances in such Accounts invested in such Investment Fund or ESOP Company Stock Fund on the preceding Valuation Date, but after first reducing each such Account balance by any distribution from such Accounts since the preceding Valuation Date."

          10. Effective as of December 29, 2006, the second paragraph of Section
6.5 of the Plan is hereby amended to read as follows:

          "In the case of a distribution under Section 6.3 on account of the Participant's death, the Committee shall pay the entire vested amount in the Participant's Accounts to the party or parties entitled thereto under
     Section 6.3 no later than December 31 of the calendar year that contains the fifth anniversary of the Participant's date of death in a lump sum distribution (i) in cash or (ii) if timely elected by such party or parties, all or a portion in kind in the shares of Company Stock held in an Account invested in the ESOP Company Stock Fund."


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          11. Effective as of December 29, 2006, Section 6.5(c) of the Plan is
hereby amended to read as follows:

          "(c) In Kind Distributions: As a distribution in kind of the shares of Company Stock held in Accounts invested in the ESOP Company Stock Fund. A Participant may elect to receive any whole percentage, up to 100%, of his Accounts invested in the ESOP Company Stock Fund in whole shares of Company Stock as either: (1) a lump sum distribution in whole shares, with any remaining balances in the ESOP Company Stock Fund and the Investment Fund balances distributed in cash as a lump sum distribution; or (2) Installment Payments in whole shares, with any remaining balances in the ESOP Company Stock Fund and the Investment Fund balances distributed in cash as Installment Payments. If a Participant elects to receive his entire Account balances in the ESOP Company Stock Fund in whole shares of Company Stock, such Participant shall be entitled to receive a number of whole shares of Company Stock, plus the cash value of any partial shares of Company Stock, necessary to equal the sum of the value in the ESOP Company Stock Fund held in his Accounts as of such Valuation Date. If a Participant elects to receive a percentage which is less than 100% of his Account balances in the ESOP Company Stock Fund in whole shares of Company Stock, then the result obtained from the preceding formula shall be multiplied by such percentage to obtain the number of whole shares of Company Stock, and cash for partial shares of Company Stock to be distributed to such Participant. The foregoing not withstanding, an in-kind distribution may not be paid to the Participant unless he has elected such distribution in the form and manner prescribed by the Committee."

          12. Effective as of December 29, 2006, the last paragraph in Section
6.5 of the Plan is hereby amended to delete all reference to "Stock Fund(s)" and replace in lieu thereof with "ESOP Company Stock Fund" in each case.

          13. Effective as of April 14, 2006, Article VII of the Plan is hereby amended by adding the following new Section 7.6 thereto, as follows:

          "7.6 Hurricane Distributions:

               (a) Qualified Hurricane Distributions: Pursuant to the applicable provisions of the Katrina Emergency Tax Relief Act of 2005 ('KETRA') and the Gulf Opportunity Zone Act of 2005 ('GOZA'), with advanced notice given in the form and manner prescribed by the Committee and subject to the conditions of this Section 7.6, a Participant who meets the requirements of a Qualified Hurricane Katrina Individual, a Qualified Hurricane Rita Individual, or a Qualified Hurricane Wilma Individual (collectively, a 'Qualified Hurricane Individual') may direct the Committee (or its delegate) to designate and treat a withdrawal under


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          Section 7.1, 7.2 or 7.3 (at the time such withdrawal is requested)
          that is distributed after April 14, 2006, but prior to January 1, 2007, as a 'Qualified Hurricane Distribution,' as defined in Section 201 of GOZA; provided, however, that the total amount of all of a Participant's Qualified Hurricane Distributions for any and all Plan Years shall not exceed $100,000, taking into account all such distributions from the Plan and any other plan maintained by the Company or any Affiliate. A Qualified Hurricane Distribution shall neither be an Eligible Rollover Distribution (as defined in Section
          6.6 hereof), and thus shall not be subject to the 20% mandatory federal income tax withholding requirement, nor, in the case of a Qualified Hurricane Individual who is not age 59 1/2 or older at the date of the withdrawal, shall it be reported as an early distribution for purposes of Section 72(t) of the Code, and thus shall not be subject to the 10% early distribution tax. Except as otherwise expressly provided in this Section 7.6, the conditions and limitations in Section 7.4, shall apply with respect to any Qualified Hurricane Distribution.

               (b) Recontributions of Qualified Hurricane Distributions: A Participant who is a Qualified Hurricane Individual may recontribute to the Plan, in the form and manner prescribed by the Committee, all or any portion of a (i) withdrawal designated as a Qualified Hurricane Distribution pursuant to this Section 7.6 and (ii) withdrawal or distribution from the Plan that the Participant designated and treated for federal income tax purposes as a Qualified Hurricane Distribution, during the three-year period commencing on the day after the date a distribution described in (i) or (ii) was received by the Participant; provided, however, that such amount was an Eligible Rollover Distribution as of the date distributed. Any such recontributed amount shall be treated as a Rollover Contribution and subject to the conditions of Section 4.7 hereof. The total amount that may be recontributed pursuant to this Section 7.6(b) shall not exceed $100,000 and shall be in accordance with, and subject to, the applicable provisions of KETRA, GOZA, Internal Revenue Service Notice 2005-92, and such other related guidance, notices, and regulations issued by the Internal Revenue Service.

               (c) Committee Reliance: The Committee may rely upon the reasonable representations from a Qualified Hurricane Individual with respect to such Participant's principal place of abode on (i) August 28, 2005, in the case a Qualified Hurricane Katrina Individual, (ii) September 23, 2005, in the case of a Qualified Hurricane Rita Individual, and (iii) October 23, 2005, in the case of a Qualified Hurricane Wilma Individual, and whether such Participant suffered an economic loss by reason of Hurricane Katrina, Hurricane Rita or Hurricane Wilma, as applicable, unless the Committee has actual knowledge to the contrary.

               (d) Definitions: The terms used in this Section shall have the following meanings:


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                    (i) Qualified Hurricane Katrina Individual: An individual
               whose principal place of abode on August 28, 2005, is located in a county or parish in the Hurricane Katrina disaster area designated for individual assistance by FEMA and who has sustained economic loss by reason of Hurricane Katrina.

                    (ii) Qualified Hurricane Rita Individual: An individual
               (other than a Qualified Hurricane Katrina Individual) whose principal place of abode on September 23, 2005, is located in a county or parish in the Hurricane Rita disaster area designated for individual assistance by FEMA and who has sustained economic loss by reason of Hurricane Rita.

                    (iii) Qualified Hurricane Wilma Individual: An individual
               (other than a Qualified Hurricane Katrina Individual or a Qualified Hurricane Rita Individual) whose principal place of abode on October 23, 2005, is located in a county in the Hurricane Wilma disaster area designated for individual assistance by FEMA and who has sustained economic loss by reason of Hurricane Wilma."

          14. Effective as of January 1, 2006, the second paragraph of Section
8.1 of the Plan is hereby amended to add the following sentence to the end thereof:

     "Notwithstanding the foregoing or any other provision of this Plan to the contrary, on December 29, 2006, the REI Stock Fund shall be terminated, and all assets therein liquidated, in accordance with the directions of the Committee, and, to the extent Participants have not timely directed how any amounts in their Account invested in the REI Stock Fund on December 29, 2006, are to be invested, then the proceeds from such liquidation shall be invested in the Stable Value Fund or such other Investment Fund as determined by the Committee (subject to the Participant's subsequent investment direction pursuant to Section 8.1 with respect to such proceeds)."

          15. Effective as of December 29, 2006, Section 8.1 of the Plan is hereby amended to read as follows:

          "8.1 Investment of Trust Fund: Except as provided in Article VII with respect to Plan loans and as otherwise provided below, the Trustee shall divide the Trust Fund into the ESOP Company Stock Fund and the Investment Funds as may be selected from time to time by the Committee, in accordance with the directions of the Participant and following such rules and procedures prescribed by the Committee. The Committee from time to time may revise the number and type of Investment Funds. The ESOP Company Stock Fund may not be revised or terminated, nor may investment in either fund be restricted, suspended or limited in


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     any manner, except by the Board, in its sole discretion, in its settlor capacity pursuant to Section 10.3 hereof.

          Subject to such rules and procedures adopted by the Committee, each Participant shall have the right, by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee, subject to any restrictions or conditions that may be established by the Committee, to direct the Committee, or any agent appointed by the Committee to administer the investment of the Trust Fund, to instruct the Trustee to invest the amounts in his Pre-Tax Contribution Account, After-Tax Contribution Account, Employer Matching Account, Prior Plan Account, and Rollover Account, in any whole percentages totaling 100% among the Investment Funds and the ESOP Company Stock Fund.

          To the extent applicable, each Participant may, by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee and subject to any restrictions or conditions (including, but not limited to, trading frequency restrictions and redemption fees) that may be established by the Committee from time to time and communicated to each Participant, direct (1) the investment of his future After-Tax Contributions, Pre-Tax Contributions, Employer Matching Contributions and Rollover Contributions; and (2) the transfer of the current values in his After-Tax Contribution Account, Pre-Tax Contribution Account, Prior Plan Account, Employer Matching Account, and Rollover Account among the various Investment Funds and the ESOP Company Stock Fund in any whole percentages totaling 100%. Any such change in the Investment Funds and/or ESOP Company Stock Fund shall be effective as soon as reasonably practicable following receipt of the election directing such change, but in no event shall such change be effective earlier than the close of business on the Valuation Date on which such change is received. If a Participant fails to make a proper designation, then his Account shall be invested as soon as administratively feasible in the Stable Value Fund. Notwithstanding any provision of this Section 8.1 or any other provision of the Plan to the contrary, investment in the ESOP Company Stock Fund shall not be restricted, suspended or limited in any manner by the Committee.

          Except as otherwise expressly provided herein and subject to Section 6.5, interest, dividends and other income and all profits and gains produced by each Investment Fund and ESOP Company Stock Fund shall be paid in such Investment Fund and ESOP Company Stock Fund, as applicable, and such interest, dividends and other income, and profits or gains without distinction between principal and income, shall be invested and reinvested, but only in property of the class hereinabove specified for the particular Investment Fund or the ESOP Company Stock Fund, as applicable. All purchases of Company Stock under the ESOP Company Stock Fund shall be made at prices which, in the judgment of the Trustee, do not exceed the fair market value of such Company Stock. Pending such investment or application of cash, the Trustee may retain cash uninvested without liability for interest if it is prudent to do so, or may invest all or any part thereof in Treasury Bills, commercial paper, or like holdings.


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          It is hereby explicitly provided and expressly acknowledged that up to
     100% of the assets of the Plan held in the Trust Fund may be invested in Company Stock, as contemplated by the exception provided in Section 407(b) of ERISA. Moreover, it is intended that the Plan meet the requirements of
     Section 404(c) of ERISA."

          16. Effective as of December 29, 2006, the second sentence in Section
10.3 of the Plan is hereby amended to read as follows:

     "The Board alone shall have the sole and exclusive right and power to (i) amend, modify, restrict, suspend or limit investment in, or terminate the ESOP Company Stock Fund and (ii) amend, modify or terminate any provision of the Plan or Trust Agreement related to the administration or availability for investment of the ESOP Company Stock Fund."

          IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 26th day of June 2006, but effective as of the dates set forth herein.

                                        CENTERPOINT ENERGY, INC.


                                        By /s/ David M. McClanahan
                                           -------------------------------------
                                           David M. McClanahan
                                           President and Chief Executive
                                           Officer


ATTEST:


/s/ Richard Dauphin
------------------------------------
Richard Dauphin
Assistant Secretary


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